Exhibit 10.60

                              EMPLOYMENT AGREEMENT

         This employment agreement ("Agreement") is entered into effective as of April 1, 2005 ("Effective Date") by and between Kirk A. Benson (the "Executive") and Headwaters Incorporated, a Delaware corporation (the "Company").

1. DUTIES AND SCOPE OF EMPLOYMENT.

         (A) POSITION. For the term of his employment under this Agreement, the Company agrees to employ the Executive in the position of Chairman of the Board and Chief Executive Officer, and Executive agrees to accept such employment. The Executive shall report to the Company's Board of Directors (the "Board").

         (B) OBLIGATIONS OF THE EXECUTIVE. During his employment, the Executive shall devote his full business efforts and time to the Company, consistent with the position of Chairman and Chief Executive Officer and with duties assigned by the Board. During his employment, without the prior written approval of the Board, the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of an other entity or as a shareholder owning more that five percent of the stock of any other corporation; provided that the Executive may devote a reasonable amount of time to charitable, educational, civic, political, personal investment and family business activities. The Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during his employment.

         (C) NO CONFLICTING OBLIGATIONS. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with or in conflict with his obligations under this agreement. The Executive represents and warrants that he will not use or disclose any trade secrets or other proprietary information or intellectual property gained or used in his employment, in which the Company has any right, title or interest.

         (D) TERM OF EMPLOYMENT. Executive's employment under this Agreement shall commence effective on April 1, 2005 and continue until March 31, 2010, unless it is terminated earlier either by Executive or the Company or is extended by both Executive and the Company in a signed writing. Executive's employment under this Agreement is terminable at will by Executive or the Company at any time (for any reason or for no reason).

2. CASH AND INCENTIVE COMPENSATION.

         (A) SALARY. The Company shall pay the Executive as compensation for his services a base salary in accordance with standard company payroll procedures, subject to normal payroll deductions, and deductions authorized by the Executive. Such base salary shall be an annualized rate according to the following schedule, unless modified by the Compensation Committee or employment is terminated:
         (i)      $600,000 for the period April 1, 2005 to March 31, 2006;

         (ii)     $650,000 for the period April 1, 2006 to March 31, 2007;
         (iii)    $700,000 for the period April 1, 2007 to March 31, 2008;
         (iv)     $750,000 for the period April1, 2008 to March 31, 2009; and
         (v)      $800,000 for the period April 1, 2009 to March 31, 2010.

         (B) SHORT TERM INCENTIVE BONUSES. The Executive shall be eligible to be considered for annual incentive bonuses. Such bonuses shall be awarded based on objective or subjective criteria established in advance by the Board or Compensation Committee of the Board, in its sole discretion. Any and all awards will be approved by the Board. If provided in section 10 below, upon termination of employment, the Executive will be eligible to receive a prorated bonus based upon the portion of the year employed.

         (C) LONG TERM INCENTIVE COMPENSATION. The Executive shall be eligible to participate in long term incentive plans for executives of the Company adopted by the Board. On April 29th, 2005 the Compensation Committee granted to the Executive of (1) 318,750 SARs from the Headwaters 2003 Stock Incentive Plan (the grant of which shall not be subject to any payment or deferral by Executive) and (2) 181,250 SARs from the Headwaters 2005 Long Term Incentive Compensation Plan. Executive's participation in long term incentive plans shall be in accordance with the terms and conditions of such plans.

         (D) CONTINGENT PERFORMANCE STOCK. To provide additional incentives and further align Executive's interest with that of stockholders of the Company, upon execution of this Agreement the Company will award the Executive performance stock under the Company Long Term Incentive Compensation Plan, subject to following terms and conditions:
                  (i) The performance stock award will be for up to 25,000 shares of Company common stock to be issued to the Executive upon the achievement of the performance goals below.
                  (ii) The performance stock will vest on March 31, 2010 unless the Executive is not employed by the Company.
                  (iii) If the closing price of Company common stock on March 31, 2010 is $49.99 per share or less, then no stock will be issued to the Executive. (iv) If the closing price of Company common stock on March 31, 2010 is at or between $50.00 to $59.99, then 10,000 shares of stock will be issued to the Executive.
                  (v) If the closing price of Company common stock on March 31, 2010 is at or above $60.00 per share, then 25,000 shares of stock will be issued to the Executive.

         (E) FINANCIAL, TAX, AND ESTATE PLANNING. During the term of his employment, the Company will reimburse Executive for fees and expenses related to personal financial planning, tax planning and estate planning, according to the following schedule, unless employment is terminated.
                  (i) For the period between the Effective Date to March 31, 2006, an amount not to exceed $25,000.00; and,
                  (ii) For each additional 12 month period, beginning April 1, 2006 and ending March 31, 2010, an amount not to exceed $10,000.00 for each 12 month period.

Executive shall present invoices for such planning services stated above to the Chairman of the Compensation Committee for approval within 30 days of receipt of invoices for such services. Reimbursement will occur through normal Company procedures.

3. VACATION AND EMPLOYEE BENEFITS. During his employment, the Executive shall be eligible for paid vacations in accordance with the Company's vacation policy, as it may be amended from time to time. The Executive shall be eligible to participate in the employee benefit plans maintained by the Company, subject to applicable terms and conditions of the plan in question, and subject to the determinations of any person or committee administering such plan. The Executive shall also be entitled to any other perquisites that the Company makes available to its executive officers.

4. BUSINESS EXPENSES. During his employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with duties hereunder, including the completion of his PhD in general business management from Claremont Graduate University. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's applicable procedures.

5. EMPLOYMENT AT WILL. Executive's employment with the Company shall be "at will," meaning that either the Executive or the Company shall be entitled to terminate this Employment Agreement at any time for any reason, with or without cause. Termination by the Company or by the Executive shall be made in writing.

6. COVENANT NOT TO COMPETE. Executive agrees that his knowledge and access to proprietary information of the Company is unique, and that, if released to others, or used by him other than for the benefit of the Company, could cause the Company to suffer irreparable injury. For a one year period following termination of employment, Executive shall not directly or indirectly, engage in or become the owner of, render any service to, enter the employment of, or represent or solicit for any business that competes with any activity of the Company conducted at any time during the two years prior to termination, or conducted during the six months period following the termination, as a result of plans initiated prior to such termination, including acquisitions.

Further, during the restrictive period of this Agreement, Executive shall not employ, directly or indirectly, any management individual employed by the Company.

Legal or beneficial ownership by Executive of an equity interest that constitutes less than five percent of the outstanding voting power in a competitive business entity, shall not be deemed to constitute a breach of the terms of this Agreement.

Obligations established under this Agreement shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedies, and the right of the Company to obtain such a remedy shall be cumulative and not alternative.

7. MUTUAL GENERAL RELEASE. Executive and the Company agree to sign and deliver a comprehensive mutual release of all claims in the form attached as Exhibit A upon the termination of this Agreement. Any other provision of this Agreement notwithstanding, the provisions of section 8 below shall not apply unless the Executive has executed the release of all claims in the form attached as Exhibit A and has returned all property of the Company in Executive's possession.

8. CONSULTING AGREEMENT. The Company and Executive agree that Executive has broad, special and unique knowledge and information which may be useful to the Company, and Executive desires to assist the Company in ways useful to the Company. Upon termination of employment, the Company and Executive will enter into a consulting agreement requiring no more than 20% of Executive's time for a three year period performing such reasonable duties and tasks as the Board or the new Chief Executive Officer my request. As compensation for his services, Executive will receive remuneration which will not be subject to deductions since Executive is no longer an employee of the Company, according to the following schedule.

                   Year 1  - $200,000
                   Year 2  - $150,000
                   Year 3  - $150,000

Executive will not be eligible to participate in the Company's program of benefits, except to the extent allowed by individual plans for employees who have left the employ of the Company.

9. DEFINITIONS.

         (A) DEFINITION OF "CAUSE". For all purposes under this Agreement, "Cause" shall mean:
                  (i) The willful failure by Executive to substantially perform his duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness;
                  (ii) A willful act by the Executive which constitutes gross misconduct or fraud and which is materially injurious to the Company;
                  (iii) An unauthorized use or disclosure by the Executive of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company; or
                  (iv) The conviction of Executive of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof.

No act, or failure to act, by the Executive shall be considered "willful" unless committed without a reasonable belief that the act or omission was in the Company's best interest.

         (B) DEFINITION OF "GOOD REASON". For all purposes under this Agreement, "Good Reason" shall mean that the Executive has not been terminated for Cause and elects to resign for one or more of the following reasons:
                  (i) The involuntary reduction of the Executive's base salary (not including the voluntary reductions provided in section 2(B) above);

                  (ii) The diminution or reduction of Executive's title, authority, duties or responsibilities, including his removal from his position as the Company's Chief Executive Officer, or Chairman of the Board, provided that the removal is not voluntary or initiated by Executive;
                  (iii) The Executive, at any time after the Company has been subject to a Change in Control is assigned to any position other than the Chief Executive Officer of the surviving entity, unless Executive is assigned to a position substantially comparable with comparable pay and benefits, and Executive agrees to accept such position;
                  (iv) The relocation of the Executive's principal place of employment by more than 25 miles from its present location, provided the relocation is not a change of offices in the general Salt Lake City area;
                  (v) Any breach by the Company of any material provision of this Agreement.

         (C) DEFINITION OF "CHANGE OF CONTROL". For all purposes under this Agreement, "Change of Control" shall mean:
                  (i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation, or reorganization, own, immediately after such merger, consolidation, or reorganization, 50% or more of the voting power of any outstanding securities of each of the (A) surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;
                  (ii) The sale, transfer or other disposition of all or substantially all of the company's Assets;
                  (iii) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
                           A) Had been directors of the Company on the date 24
months prior to the Date of such change in composition of the Board (the "Original Directors"); or,
                           B) Were appointed to the Board, or nominated for
election to the Board with the affirmative votes of at least a majority of the aggregate of (I) the Original Directors who were in office at the time of their appointment or nomination and (II) the Directors whose appointment or nomination was previously approved in a manner consistent with this subparagraph B);
                           C) Subsections (A) and (B) above are not intended to
trigger `Change in Control' actions if changes in Board composition are a result of normal Board turnover, or changes resulting from retirement or resignations which have no connection to change in the majority of the Company ownership; or
                  (iv) Any transaction as a result of which any person is the " beneficial owner" (as defined in Rule 13d3 under the Securities Exchange act of 1934) directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

10. PAYMENTS AND BENEFITS UNDER VARIOUS TERMINATION CIRCUMSTANCES.

The following states the obligations of the Company upon various termination circumstances, but otherwise subject to the specific provisions of each plan, and where applicable, notices of grant, and agreements (collectively, "Plan Documents"). In the event of a conflict between this section and Plan Documents, the provisions of this section shall control.

         (A) Retirement or voluntary resignation.
                  (i) Severance Pay. No payment to be made.
                  (ii) Stock Options/SARs. Vesting and exercise rights according to Plan Documents.
                  (iii) Restricted stock. Vesting and exercise rights according to Plan Documents.
                  (iv) Short term bonus. Prorated payment. All terms and conditions of 2004 Incentive Plan (or its successor) apply, including banking and distribution; provided, however, if the Executive retires from Employment after having attained age 57 and has not been terminated for Cause, then previously withheld or "banked" bonuses shall be immediately paid to the Executive notwithstanding the terms of any applicable Plan Documents.
                  (v) Long term Incentive. All provisions of Plan Documents and successor Plan Documents apply.

         (B) Death or disabling illness or disability.
                  (i) Stock Options/SARs. Vesting and exercise rights according to Plan Documents.
                  (ii) Restricted stock. Vesting and exercise rights according to Plan Documents.
                  (iii) Short term bonus. Prorated payment. All terms and conditions of 2004 Incentive Plan (or its successor) apply, including banking and distribution; provided, however, if the Executive dies or is disabled after having attained age 57, then previously withheld or "banked" bonuses shall be immediately paid to the Executive's estate or to Executive notwithstanding the terms of any applicable Plan Documents.
                  (iv) Long term Incentive. All provisions of Plan Documents and successor Plan Documents apply.

         (C) Termination for Cause.
                  (i) Severance Pay. No payment to be made.
                  (ii) Stock options/SARs. Vesting and exercise rights according to Plan Documents.
                  (iii) Restricted Stock. Vesting and exercise rights according to Plan Documents.

                  (iv) Short term bonus. No payments.
                  (v) Long term incentive. All provisions of Plan Documents and successor Plan Documents apply.

         (D) Resignation for "Good Reason".
                  (i) Severance Pay. Company makes lump sum payment of 300% of annual base salary then in effect, less required deductions within 30 days of resignation.
                  (ii) Stock options. All options/SARs become fully vested and exercisable at time of Resignation.
                  (iii) Restricted stock. All restricted stock becomes fully vested at time of Resignation. (iv) Short term bonus. Prorated bonus and payment of all "banked" amounts
                  (v) Long term incentive. All provisions of Plan Documents and successor Plan Documents apply.

         (E) Company termination other than Cause.
                  (i) Severance pay. Company makes lump sum payment of 300% of annual base pay then in effect, subject to required deductions within 30 days of resignation.
                  (ii) Stock options/SARs. All options/SARs are fully vested and exercisable at time of termination.
                  (iii) Restricted stock. All restricted stock fully vested at time of termination.
                  (iv) Short term bonus. Prorated bonus and payment of all "banked" amounts
                  (v) Long term incentive. All provisions of Plan Documents and successor Plan Documents apply.

Any other benefits not specifically stated above will be paid to the Executive pursuant to the appropriate plan governing the benefit.

11. SUCCESSORS.

         (A) Executive's Successors. This agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         (B) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which become bound by this Agreement.

12. ARBITRATION.

         (A) Scope of Arbitration Requirement. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator (who must be a member of the American Arbitration Association) any and all claims or disputes arising out of this Agreement and any and all claims arising from or relating to the Executive employment, including (but not limited to) claims against any current or former employee, director or agent of the Company, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge, or claims regarding commissions, stock options or bonuses, or unfair business practices.

         (B) Procedure. The arbitrators' decision shall be written and shall include the findings of fact and law that support the decision. The arbitrators' decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrators may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrators shall allow the discovery that the arbitrators deem necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in Salt Lake County, Utah.

         (C) Costs. The Executive shall bear one-half of the arbitration costs and one-half of the arbitration costs shall be borne by the Company. Both the Company and the Employee shall be responsible for their own attorneys' fees.

         (D) Applicability. This Section 12 shall not apply to (i) workers' compensation or unemployment insurance claims or (ii) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either the Executive or the Company. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary with a copy to Chairman of the Compensation Committee of the Board of Directors.

13. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary with a copy to Chairman of the Compensation Committee of the Board of Directors.

14. MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized member of the Board of Directors (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

15. WHOLE AGREEMENT. No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

16. WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

17. CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of Utah (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the "Law"), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

18. NO ASSIGNMENT. This Agreement and all rights and obligations of the Employee hereunder are personal to the Executive and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized Chairman of the Compensation Committee, as of this 25th day of August 2005.

                                         EXECUTIVE


                                         /s/ Kirk A. Benson
                                         Kirk A. Benson


                                         HEADWATERS INCORPORATED

                                         By: /s/ James A. Herickhoff
                                         James A. Herickhoff
                                         Title: Chairman, Compensation Committee
                                                Headwaters Board of Directors

                                    Exhibit A

                    Mutual General Release and Certification

         This General Release and Certification ("Release") is effective this ___ day of __________, ____ ("Effective Date").

         In accordance with Section 7 of that Employment Agreement ("Agreement") dated _________, 2005 between Kirk A. Benson ("Executive") and Headwaters Incorporated (the "Company") and in exchange for the compensation and other consideration to be provided to the Executive pursuant to Section 8 of the Agreement, the Executive and the Company execute and deliver this Release to each other.

         Executive Release of Claims. Executive voluntarily, knowingly and willingly releases and forever discharges the Company and its subsidiaries, and affiliates and all their respective officers, directors, partners, shareholders, employees, attorneys, and agents from any and all claims and rights of any nature whatsoever which Executive now has or in the future may have against them from the beginning of the world up to the Effective Date.

         This release includes, but is not limited to, any rights or claims relating in any way to your employment relationship with the Company, any rights or claims relating to the termination of your employment relationship with the Company, any wrongful termination claims, any contract claims (expressed or implied, written or oral), or any rights or claims under any federal, state or local statute, including, without limitation, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Rehabilitation Act of 1973 (including Section 504 thereof), the Family Medical Leave Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1866 (42 U.S.C. ss. 1981), the Civil Rights Act of 1991, the Equal Pay Act, the Fair Labor Standards Act, the National Labor Relations Act, and the Employees Retirement Income Security Act of 1974, all as amended.

         This release specifically includes, but is not limited to, any claims based upon the right to the payment of wages, bonuses, stock, stock options, stock appreciation rights or other stock-based rights, vacation, pension benefits, retirement benefits, health benefits or any other employee benefits or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, religion, creed, sex, affectional or sexual orientation, national origin, ancestry, nationality, age, mental or physical disability or handicap, alienage/citizenship status, genetic information, marital status, familial status, atypical hereditary cellular or blood trait, or any other basis prohibited by law. Executive agrees and promises that Executive will not file any lawsuit asserting any released claims.

         Subject to the terms of section 10 of the Agreement, it is understood and agreed that the waiver of benefits and claims contained in this Release does not include a waiver of the right to payment of any vested, nonforfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any employee benefit plan of the Company which have accrued as of the Effective Date and does not include a waiver of the right to benefits and payment of consideration to which Executive may be entitled under the Agreement. Executive acknowledges that he is only entitled to the benefits and compensation set forth in the Agreement, and that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence. In furtherance of the foregoing, Executive and the Company agree that the Executive has stock options, stock appreciation rights, etc. as set forth on the attached Schedule A.

         Acknowledgment of Waiver of Claims under ADEA; EEOC. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that the waiver and release is knowing and voluntary. Executive and the Company agree that the waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Executive acknowledges that the consideration given for the waiver and release of claims under this Release is in addition to anything of value to which you were already entitled.

         Executive also acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Release; (b) Executive has at least twenty one (21) days within which to consider the Release; (c) Executive has at least seven (7) days following execution of the Release to revoke the Release; and (d) the Release shall not be effective until the revocation period has expired. This Release recognizes the rights and responsibilities of the Equal Employment Opportunity Commission ("EEOC") to enforce the statutes which come under its jurisdiction and is not intended to prevent Executive from filing a charge or participating in any investigation or proceeding conducted by the EEOC; provided, however, that nothing herein limits or affects the finality or the scope of section 12 of the Agreement to submit claims to final and binding arbitration.

         Certification of Return of Property. Executive hereby certifies to the Company that Executive has returned all property of the Company in the Executive's possession.

         Company Release of Claims. The Company voluntarily, knowingly and willingly releases and forever discharges the Executive and his heirs, executor or administrator, estate, assigns, insurers, attorneys, agents, and other persons or entities acting on Executive's behalf from any and all claims and rights of any nature whatsoever which the Company now has or in the future may have against them from the beginning of the world up to the Effective Date.

         In Witness Whereof, the parties have executed this General Release and Certification as of the Effective date:

Executive


___________________________
Kirk A. Benson

Headwaters Incorporated


___________________________
Name:______________________
Title:_____________________


                                   Schedule A

     [Outstanding options, stock appreciation rights, etc. to be supplied.]